Filed Pursuant to Rule 424(b)(2)
                Relating to Form S-3 Registration
                     Statement No. 333-00815

                      DEVON FINANCING TRUST


                      PROSPECTUS SUPPLEMENT
           TO THE PROSPECTUS DATED SEPTEMBER 11, 1996

          The Selling Holders selling Offered Securities pursuant to this Prospectus Supplement and certain information concerning the sale of the Offered Securities are as follows:

                                     Number of
                      Securities      Offered        Name of
   Selling Holder        Held       Securities    Broker/Dealer
                                      Offered

Nicholas-Applegate     37,876         37,876      Morgan Stanley
Income & Growth
Fund
Baptist Health          3,371          3,371      Morgan Stanley
Wake          Forest    8,314          8,314      Morgan Stanley
University
Engineers      Joint    5,308          5,308      Morgan Stanley
Pension Fund
Boston   Museum   of    1,425          1,425      Morgan Stanley
Fine Arts
San Diego County        46,305        46,305      Morgan Stanley
Convertible
Dunham  & Associates       370            370     Morgan Stanley
Fund II
San    Diego    City    10,481        10,481      Morgan Stanley
Retirement
Dunham  & Associates       876            876     Morgan Stanley
Fund II


           The above-listed securities will be sold to purchasers directly by the selling holder. There are no special arrangement or agreement with any broker/dealers regarding the sale of the Offered Securities. The Selling Holders do not have, and during the past three years have not had, any material relationships with Devon Energy Corporation or any of its affiliates.


           The Date of this Supplemental Prospectus is
                        February 20, 1998